UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) December 17, 2021

NEVADA CANYON GOLD CORP.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-55600	46-5152859
(State or other jurisdiction of incorporation)	(Commission File number)	(IRS Employer Identification No.)

316 California Ave., Suite 543, Reno, NV 89509

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code (888) 909-5548

(Former name or former address, if changed since last report.)

Copies to:

Janus Capital Law Group

Attn.: Deron Colby, Esq.

22 Executive Park, Suite 250

Irvine, California 92614

Phone: (949) 633-8965

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	NGLD	OTC Markets (Pinks)

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Exploration Lease with Option to Purchase Agreement

On December 17, 2021, Nevada Canyon Gold Corp. (“NCG”) through its wholly owned subsidiary, Nevada Canyon, LLC, entered into an Option to Purchase Agreement (the “Agreement”) with Target Minerals, Inc (“Target”), a private Nevada company, to acquire 100% interest of Target’s 1% production royalty on the Olinghouse Project, located in the Olinghouse Mining District, Washoe County, Nevada.

Nevada Canyon has the exclusive right and option (the “Purchase Option”), exercisable at any time during the Option Period, as further defined below, at its sole discretion, to acquire 100% of a production royalty in the amount of one percent (1%) of the net smelter returns on all minerals and products produced from certain properties comprising the Olinghouse Project.

The term of the Purchase Option shall be the later of one (1) year, or sixty (60) days after the date on which NCG delivers to Target a written notice to exercise the Option, subject to further extension if Target’s conditions to closing are not fully satisfied or otherwise waived by the Optionee. Full consideration of the Agreement consists of the following: (i) an initial cash option payment of US$200,000 payable upon execution of the Agreement (paid), and (ii) purchase price (the “Purchase Price”) which shall be paid by NCG to Target in either cash or common shares of NCG, the determination of which shall be as follows:

(a)	if the NCG 10-day volume weighted average price (“VWAP”) Calculation is less than US$1.25 per share, the Purchase Price shall be paid in cash; or

(b)	if the NCG 10-day VWAP Calculation is more than US$1.25 per share, the Purchase Price shall be paid in the form of Two Million (2,000,000) NCG Shares of the Company’s common stock.

A copy of the Royalty Option to Purchase Agreement dated December 17, 2021, is attached as Exhibit 10.10 hereto.

ITEM 7.01 REGULATION FD DISCLOSURE

On December 21, 2021, the Company issued a news release announcing it had entered into a Royalty Option to Purchase Agreement with Target Minerals, Inc., a private Nevada company, to acquire 100% interest of Target’s 1% production royalty on the Olinghouse Project, located in the Olinghouse Mining District, Washoe County, Nevada, further described in Item 1.01 of this Form 8-K. A copy of the news release is attached as Exhibit 99.1 hereto.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description

10.10	Royalty Option to Purchase Agreement, dated December 17, 2021

99.01	News Release dated December 21, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NEVADA CANYON GOLD CORP.

By:	/s/ Jeffrey Cocks
Jeffrey Cocks
President and Chief Executive Officer

Date:	December 21, 2021